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                                                                EXHIBIT 10.19
                                    GUARANTEE

      THIS GUARANTEE is entered into as of the 30th day of September, 2003 and is made by the undersigned (the "Guarantor") in favor of Brookdale Senior Housing, LLC, a Delaware limited liability company ("Buyer").

      WHEREAS, pursuant to that certain Real Estate Purchase Agreement dated as of September 19, 2003 (the "Agreement") between AH PENNSYLVANIA OWNER LIMITED PARTNERSHIP, an Ohio limited partnership, (the "Seller"), as seller, and the Buyer, as buyer in which Buyer did agree to buy and Seller did agree to sell that certain property located at 1050 McNeilly Road in the City of Mount Lebanon, County of Allegheny, State of Pennsylvania (the "Property"); and

      WHEREAS, in order to induce Buyer to enter into the Agreement, the Guarantor has agreed to guarantee the performance of Seller's obligations under the Agreement.

      NOW THEREFORE, in consideration of the foregoing, and of the terms and provisions set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

      1. Guarantor hereby, unconditionally and irrevocably, guarantees to Buyer and its respective members the full, prompt and faithful performance of Seller's Obligations. If Seller shall become the debtor under the Federal Bankruptcy Code or the subject of any other state or federal bankruptcy, insolvency or similar proceeding, the same shall not affect the liability of any Guarantor hereunder.

      2. Upon the failure of Seller to meet Seller's obligations, Guarantor shall, within five (5) business days from the date notice of such failure is given to Guarantor, cure such failure. If any such failure to perform shall not be cured by Guarantor within said five (5) business day period, Buyer may, at its option, cure such all failures to perform Seller's obligations, including the payment of any and all costs outstanding which were part of Seller's obligations.

      3. Guarantor hereby waives absolutely and irrevocably any right of subrogation to Buyer's claims against Seller and any right of indemnity, reimbursement or contribution from Seller with respect to any payment made or performance undertaken by Guarantor pursuant hereto.

      4. Without limiting or lessening the liability of the Guarantor under this Guarantee, Buyer may, without notice to the Guarantor,

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      (a)   grant extensions of time or any other indulgences on Seller's obligations; and

      (b) accept or make other arrangements with Seller and otherwise deal with Seller or other parties as Buyer may deem expedient.

      5. This Guarantee shall be a continuing guarantee, shall not be revoked by death, shall inure to the benefit of, and be enforceable by, any successor or assign of Buyer and shall be binding upon, and enforceable against, the Guarantor and its successors and assigns.

      6. Except as expressly provided herein or in the Agreement, all additional demands, presentments, notices of protest and dishonor, and notices of every kind and nature, including those of any action or no action on the part of Seller or Buyer are expressly waived by Guarantor. This is a guarantee of payment and not of collection. Except as expressly provided herein or in the Agreement, Guarantor hereby waives the right to require Buyer to proceed against Seller or any other party and waives the right to require Buyer to pursue any other remedy for the benefit of the Guarantor.

      7. Guarantor agrees to pay reasonable attorneys' fees and all other reasonable costs and expenses which may be incurred in the enforcement of this Guarantee after the failure of Guarantor to cure within the five (5) business day time period as provided in paragraph 2 above.

      8. Any notice or demand hereunder shall be in writing, may be delivered personally or sent by certified mail with postage prepaid or by reputable courier service with charges prepaid, or, if to Buyer, by telecopier whereby the receipt thereof may be confirmed. Any notice sent to the Guarantor shall be addressed to the Guarantor at the address set forth below or such other address in the United States of America as the Guarantor shall designate in a notice given to Buyer in the manner described herein. Any notice sent to Buyer shall be addressed to the attention of the Real Estate Investment Department at 720 East Wisconsin Avenue, Milwaukee, WI 53202 and shall refer to NML JV No. 333313 and, if telecopied, shall be telecopied to 414/665-1557, or at such other address or telecopier number as Buyer shall designate in a notice given in the manner described herein. Any notice or demand sent hereunder by telecopier shall also be sent by regular U.S. mail, certified mail or reputable courier service. Any notice or demand hereunder shall be deemed given when received. Any notice or demand which is rejected, the acceptance of delivery of which is refused or which is incapable of being delivered on a business day for any cause occasioned by the addressee at the address or telecopier number specified herein or such other address or telecopier number as may be designated pursuant hereto shall be deemed received as of the date of attempted delivery.

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Mailing Addresses:

Brookdale Living Communities, Inc.
330 North Wabash Avenue, Suite 1400
Chicago, IL  60611

     GUARANTOR:                 AH PENNSYLVANIA OWNER LIMITED PARTNERSHIP,
                                an Ohio limited partnership

                                By:     AH PENNSYLVANIA CGP, INC.,
                                        an Ohio corporation, its general partner

                                        By: /s/ R. Stanley Young
                                            ----------------------------------
                                        Name: R. Stanley Young
                                        Its: Vice President

                                By: AH PENNSYLVANIA SUBORDINATED, LLC, an Ohio limited liability company, its limited partner

                                        By: /s/ R. Stanley Young
                                            ----------------------------------
                                        Name: R. Stanley Young
                                        Its: Vice President